UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CUBIC ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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9870 PLANO ROAD

DALLAS, TEXAS 75238

(972) 686-0369

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held June 6, 2014

TO THE SHAREHOLDERS OF CUBIC ENERGY, INC.:

You are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Shareholders of Cubic Energy, Inc., a Texas corporation (the “Company” or “Cubic”), that will be held at the Doubletree by Hilton Hotel Dallas-Campbell Centre, Skyline Ballroom, 8250 North Central Expressway, Dallas, Texas 75206, on June 6, 2014, at 10:00 a.m. Central Time for the following purposes, all as more fully described in the accompanying Proxy Statement:

1.        To elect six (6) directors to hold office until the next Annual Meeting of Shareholders and thereafter until their respective successors have been elected or appointed and qualified;

2.        To approve an amendment to the Company’s Amended and Restated Certificate of Formation to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000 (the “Charter Amendment”)

3.        To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the accompanying Proxy Statement (“say on pay”); and

4.        To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record owning shares of common stock at the close of business on April 23, 2014 are entitled to notice of and to vote at this Annual Meeting and any adjournment thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, THE COMPANY WISHES TO OBTAIN A QUORUM AT THE MEETING SO THAT THE ABOVE-STATED BUSINESS MAY BE CONDUCTED, AND RESPECTFULLY REQUESTS THAT YOU SIGN, DATE AND MAIL PROMPTLY, IN NO EVENT LATER THAN JUNE 2, 2014, THE ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED, OR OTHERWISE VOTE PURSUANT TO THE INSTRUCTIONS ON THE PROXY CARD. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA. A PROXY MAY BE REVOKED BY A SHAREHOLDER AT ANY TIME PRIOR TO ITS USE AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT.

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to Be Held on June 6, 2014: This Proxy Statement and Annual Report on Form 10-K/A are available on line at www.proxyvote.com. (Individual Control Numbers necessary to access the materials are provided on the individual Proxy Cards.)

BY ORDER OF THE BOARD OF DIRECTORS

JON S. ROSS

Secretary

Dallas, Texas

May 13, 2014

PROXY STATEMENT

CUBIC ENERGY, INC.

9870 Plano Road
Dallas, Texas 75238

We are furnishing this Proxy Statement to you and other shareholders of Cubic Energy, Inc., a Texas corporation (the “Company” or “Cubic”), pursuant to Regulation 14A under the Securities Exchange Act of 1934 in connection with the solicitation of proxies in the enclosed form for use in voting at the Annual Meeting of Shareholders (the “Meeting”) and any adjournment thereof. The Meeting is scheduled to be held at 10:00 a.m. Central Time on June 6, 2014, at the Doubletree by Hilton Hotel Dallas-Campbell Centre, Skyline Ballroom, 8250 North Central Expressway, Dallas, Texas 75206.

GENERAL

This Proxy Statement and the enclosed Proxy are solicited on behalf of the Company for use at the Meeting to be held on June 6, 2014, at the time and place and for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”), or any adjournment(s) of the Meeting.

These proxy solicitation materials are being mailed on or about May 13, 2014 to holders of the issued and outstanding shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), the Company’s Series B preferred stock, par value $0.01 per share (the “Series B Preferred Stock”), and the Company’s Series C preferred stock, par value $0.01 per share (the “Series C Preferred Stock”), entitled to vote at the Meeting.  The Series B Preferred Stock and the Series C Preferred Stock are referred to herein, collectively, as the “Preferred Stock.”  The Common Stock and the Preferred Stock are referred to herein collectively, as the “Shares.”

RECORD DATE

Shareholders of record at the close of business on April 23, 2014 (the “Record Date”) are entitled to notice of and to vote at the Meeting.  On the Record Date, there were issued and outstanding 77,505,908 shares of Common Stock, 16,545.384 shares of Series B Preferred Stock entitling the holders thereof to vote as if converted into an aggregate of 33,090,768 shares of Common Stock, and 98,751.823 shares of Series C Preferred Stock entitling the holders thereof to vote as if certain warrants issued by the Company were exercised for 98,751,823 shares of Common Stock.  As a result, holders of the Shares are entitled to an aggregate of 209,348,499 votes on all matters submitted to a vote of shareholders.  With respect to all matters described herein to be submitted to a vote of shareholders, the holders of the Common Stock and the Preferred Stock are entitled to vote together as a single class.  There is no other class of voting security of the Company issued or outstanding whose holders are entitled, generally, to vote on matters submitted to shareholders.

REVOCABILITY OF PROXIES

Any shareholder giving a proxy may revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, either by delivering a subsequently dated proxy card or by attending the Meeting, withdrawing the proxy and voting in person.  Your attendance at the Meeting will not constitute automatic revocation of the proxy.  All shares represented by a valid proxy received prior to the Meeting will be voted.

QUORUM REQUIRED

The holders of Shares representing a majority of the votes entitled to be cast at the Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTING AND SOLICITATION

The matters to be considered and voted upon at the Meeting will be:

1.              Election of six (6) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified;

2.              Approval of the amendment to the Company’s Amended and Restated Certificate of Formation to increase the number of authorized shares of Common Stock from 200,000,000 to 400,000,000 (the “Charter Amendment”);

3.              To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, (“say on pay”); and

4.              To transact such other business as may properly come before the Meeting or any adjournment thereof.

It is important that you act promptly to vote, sign, date, and return the enclosed proxy in the enclosed self-addressed envelope, or otherwise pursuant to the instructions on the proxy.

Pursuant to the certificate of formation of the Company, each share of Common Stock entitles the holder thereof to one vote on any matter requiring a vote by the Company’s shareholders that properly comes before the Meeting or any adjournments. Pursuant to the certificate of designations establishing the Series B Preferred Stock, the holders of the Series B Preferred Stock are entitled, in the aggregate, to a number of votes equal to the number of shares of Common Stock into which such issued and outstanding shares of Series B Preferred Stock are convertible. As of the Record Date, the holders of the Series B Preferred Stock are entitled to an aggregate of 33,090,768 votes on each matter submitted to a vote of shareholders at the Meeting. Pursuant to the certificate of designations establishing the Series C Preferred Stock, the holders of the Series C Preferred Stock are entitled, in the aggregate, to a number of votes equal to the number of shares of Common Stock that would be issuable upon exercise on a Full Physical Settlement basis, (as defined in the certificate of designations), of all warrants issued to certain investors in transactions consummated on October 2, 2013.  As of the Record Date, the holders of the Series C Preferred Stock were entitled to 98,751,823 votes on each matter submitted to a vote of shareholders at the Meeting.

Directors shall be elected by the vote of holders of a plurality of the votes cast in the election of directors.   The affirmative vote of holders of a majority of the votes entitled to be cast is required to approve the Charter Amendment.  The affirmative vote of holders of a majority of the votes cast is required to approve the other matters described herein.

Any shareholder who is present in person or by proxy at the Meeting, but who abstains from voting, shall be counted for purposes of determining whether a quorum exists, but an abstention shall not be counted as an affirmative vote with respect to any matter. Shareholders are not entitled to cumulate their votes with respect to any matter, and are not entitled to vote for a greater number of persons than the number of nominees for director named in this Proxy Statement.

With respect to the election of directors, abstentions and broker non-votes will be deemed not to have been cast and will have no legal effect.  With respect to the Charter Amendment, abstentions and broker non-votes will have the same effect as a vote against such proposal, because approval of the Charter Amendment requires the affirmative vote of holders of a majority of the votes entitled to be cast at the Meeting. With respect to the other matters described herein, abstentions will have the same effect as a vote against such proposals, and broker non-votes will be deemed not to have been cast and will have no legal effect on such proposals.

Shares represented by valid proxies will be voted in accordance with the shareholder’s instructions, or, in the absence of instructions, will be deemed to grant authority to vote:

•                  “FOR” the election of each of the Board of Directors’ six nominees for director;

•                  “FOR” the approval of the Charter Amendment; and

•                  “FOR” the proposal to approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement (“say on pay”);

and, unless otherwise restricted by law, in the discretion of the proxy holder as to any other matters that may properly come before the Meeting.  The Company is unaware of any additional matters not set forth in the Notice that will be presented for consideration at the Meeting.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may also be solicited by personal interview, facsimile transmission, and telephone by directors, officers, employees, and agents of the Company.  The Company will also supply brokers, nominees, or other custodians with the number of Proxy forms, Proxy Statements, and Annual Reports they may require for forwarding to beneficial owners. The Proxy Statement will also be made available on the Company’s website, www.CubicEnergyInc.com under the heading “Investor Relations.”

SHAREHOLDER PROPOSALS

The Company anticipates holding its next annual meeting of shareholders on or about June 6, 2015. Proposals of shareholders intended to be presented at such annual meeting of shareholders must be received by the Company at its offices at 9870 Plano Road, Dallas, Texas 75238, not later than January 13, 2015 and satisfy the conditions established by the Securities and Exchange Commission (“SEC”) for shareholder proposals to be included in the Company’s proxy statement for that meeting.  If a shareholder intends to submit a proposal from the floor of the Company’s next annual meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the shareholder must provide written notice to the Company no later than March 29, 2015.  If such a shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the next annual meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors at six (6).  Six (6) directors are proposed to be elected at the Meeting. Directors will hold office until the next annual meeting of shareholders and until their successors shall be elected and shall qualify.  Proxies in the accompanying form will be voted FOR the six (6) nominees of the Board of Directors, except where authority is specifically withheld by the shareholder.  Of the Board’s nominees for director, all are presently directors of the Company.  The nominees have indicated that they are willing and able to serve as directors. The nominees were nominated for election to the Board of Directors by the current Board of Directors.

The six (6) nominees receiving the highest number of affirmative votes of holders of shares present or represented and entitled to vote for them shall be elected as directors.

NOMINEES FOR DIRECTORS

The Board of Directors’ nominees for director are: Calvin A. Wallen, III, Jon S. Ross, Gene C. Howard, Bob L. Clements, David B. Brown and Paul R. Ferretti.

DIRECTORS, AND NOMINEES FOR DIRECTOR

The following table contains information concerning the Company’s nominees for directors, as of the date hereof. All of such persons are current directors.

			Director
Name	Age	Position(s) Held with Cubic	Since
Calvin A. Wallen, III	59	Chairman of the Board, President and Chief Executive Officer	1997

Jon S. Ross	50	Executive Vice President, Corporate Secretary and Director	1998

Gene C. Howard	87	Director	1991

Bob L. Clements	71	Director	2004

David B. Brown	51	Director	2010

Paul R. Ferretti	66	Director	2010

CALVIN A. WALLEN, III has served as the President and Chief Executive Officer of the Company since December 1997, and as Chairman of the Board of Directors since June 1999.  Mr. Wallen has over 30 years of experience in the oil and gas industry working as a drilling and petroleum engineer.  Prior to joining Cubic, Mr. Wallen was employed by Superior Oil and various other drilling contractors including Resource, Tom Brown and Rowan International.  Mr. Wallen assisted in the design and construction of several land rigs with advanced drilling systems and has domestic and international experience in drilling engineering.  While employed by Rowan International, Mr. Wallen gained experience in drilling high angle directional wells at Prudhoe Bay on contract to Arco.  In 1982, Mr. Wallen began acquiring and developing oil and gas properties, forming a production company that has evolved into Tauren Exploration, Inc.  Mr. Wallen attended Texas A&M University at College Station, Texas.

JON S. ROSS has served as a director of the Company since April 1998 and as Secretary since November 1998 and as Executive Vice President since December 2013.  Since 1989, Mr. Ross has been a practicing attorney in Dallas, Texas representing over 80 business entities.  He has served on several community and not-for-profit committees and boards and has been asked to speak to corporate and civic leaders on a variety of corporate law topics.  Mr. Ross graduated from St. Mark’s School of Texas with honors in 1982 and graduated from the University of Texas at Austin in 1986 with a B.B.A. in Accounting.  He then graduated from the University of Texas School of Law in 1989, attaining a Juris Doctorate degree.

GENE C. HOWARD is the Senior Partner of Bonham & Howard, P.L.L.C. and has served on numerous boards including six banks, was Chair of the Oklahoma State & Education Group Insurance Board for eight years, was a Trustee of the Oklahoma College Savings Plan for four years, and was Chair of the Philadelphia Mortgage Trust (a REIT) for ten years. He served 22 years in the Oklahoma Legislature, with six years as the President Pro Tem of the Senate. Mr. Howard is also a veteran of the U.S. Air Force, obtaining the rank of Lieutenant Colonel.

BOB L. CLEMENTS joined the Company’s board in February 2004.  Mr. Clements is the owner of both Leon’s Texas Cuisine, the largest independent producer of corn dogs and stuffed jalapenos for the retail and food service industry, and Shoreline Restaurant Corporation, which operates two upscale dining locations in Rockwall, Texas.  He has been in the restaurant and wholesale food business for more than 30 years.  Mr. Clements received his education from Rutherford Business College.  He also graduated in 1985 from Harvard Business School’s highly selective OPM Program.

DAVID B. BROWN was the Senior Vice President & Chief Accounting Officer for MoneyGram International (NYSE: MGI), a provider of financial services, from January 2012 through May 2013.  From 2007 until 2011, Mr. Brown was Chief Financial Officer for Dresser, Inc., a $2 billion subsidiary of General Electric (“GE”) that manufactures energy equipment serving the upstream, midstream and downstream oil, gas and power markets.  Mr. Brown led the integration of Dresser into various business units of GE’s Energy division and previously served Dresser as Chief Accounting Officer and Controller.  From 2003 until 2007, Mr. Brown was divisional Vice President, Controller and Chief Audit Executive for the Brink’s Company, a global security services company with operations in more than 130 countries.  Prior to joining Brink’s, Mr. Brown spent 8 years with LSG Sky Chefs, a $3 billion airline catering company owned by Lufthansa, in leadership roles with progressive responsibility including three years in San Paulo, Brazil as Vice President Finance - Latin America.  Prior to that time, Mr. Brown spent 10 years with Price Waterhouse, where he advised multi-national clients primarily in the energy industry, while living in Moscow, London and the United States.  He has also served in a variety of board of director capacities for several Dallas-based arts and humanities nonprofit organizations and is an active member of the Dallas Committee for Foreign Relations, the World Affairs Council and the Boy Scouts of America.  Mr. Brown has a Bachelor of Business Administration degree from The University of Texas — Austin and is a Certified Public Accountant.

PAUL R. FERRETTI served as Managing Director — Head of Energy Investment Banking with Wunderlich Securities Inc., an investment banking firm, from 2008 through 2010.  From 2005 until joining Wunderlich Securities, Mr. Ferretti served as Senior Vice President — Head of Energy Investment Banking at Ferris, Baker, Watts Inc., an investment banking firm.  At Ferris, Baker, Watts, Mr. Ferretti established and lead a comprehensive energy team, including both equity research and investment banking.  Mr. Ferretti ran the energy investment banking practice at Ferris, Baker, Watts.  From 2004 until joining Ferris, Baker, Watts, Mr. Ferretti served as Managing Director of Ladenburg Thalmann & Company, an investment banking firm. Prior to 2004, Mr. Ferretti served with various companies as Sr. Vice President and as Senior Equity Analyst.  During his equity research career, Mr. Ferretti was a member of the New York Society of Security Analysts.  Mr. Ferretti is a director of NGAS Resources, Inc., an independent exploration and production company.  Mr. Ferretti holds a Bachelor of Science degree in Economics from Brooklyn College and served in the United States Army, which included a one year tour of duty in Vietnam.

There are no family relationships among any of the directors or executive officers of the Company. See “Certain Relationships and Related Transactions” for a description of transactions between the Company and its directors, nominees for director, executive officers or their affiliates.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR.

PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO THE COMPANY’S

CERTIFICATE OF FORMATION TO INCREASE THE

NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Company is asking you to approve an amendment to the Company’s amended and restated certificate of formation to (a) increase the total number of authorized shares from 210,000,000 shares to 410,000,000 shares and (b) increase the total number of authorized shares of Common Stock from 200,000,000 shares to 400,000,000 shares.  The additional shares of Common Stock to be authorized by the amendment would have rights identical to the Company’s currently outstanding Common Stock. The number of authorized shares of the Company’s preferred stock would not be affected by this amendment nor by any other proposal to be considered at the Meeting. The number of authorized shares of the Company’s preferred stock will be maintained at 10,000,000.

The Company needs to increase the authorized number of shares of Common Stock, because the number of shares of Common Stock issuable upon exercise or conversion of all outstanding options, warrants and convertible preferred stock exceeds the number of shares currently authorized.  Further, in order to continue to fund its operations, it is possible that the Company will need to raise additional capital from financing sources.  One of the ways the Company might raise such capital is by issuing shares and derivative securities from time to time.  Without additional authorized shares of Common Stock, it is possible that the Company will be unable to raise all of the capital it will likely need to maintain its operations.  Other important corporate needs, including the potential issuance of shares in an acquisition, require additional authorized shares of Common Stock as well.

Article Four of the Company’s amended and restated certificate of formation currently authorizes the Company to issue up to 210,000,000 shares of stock, 200,000,000 of which are designated as Common Stock, and 10,000,000 shares of which are designated as preferred stock.  All of the Company’s Common Stock is of a single class, with equal voting, distribution, liquidation and other rights.  As of the Record Date, April 23, 2014, 77,505,908 shares of Common Stock were issued and outstanding, 1,290,805 shares of Common Stock were reserved for issuance under the Company’s 2005 Stock Option Plan (the “Plan”), warrants to purchase 99,539,117 shares of Common Stock were issued and outstanding, and 33,090,768 shares of Common Stock were issuable upon conversion of the Series B Preferred Stock.

The Company anticipates that it may issue additional shares of Common Stock in the future in connection with one or more of the following:

•                  financing transactions, such as public or private offerings of Common Stock or convertible securities;

•                  debt or equity restructuring or refinancing transactions, such as debt exchanges or offerings of new convertible debt or modifications to existing securities or as payments of interest on debt securities;

•                  acquisitions;

•                  strategic investments;

•                  joint ventures and other similar transactions;

•                  incentive compensation to employees and directors; and

•                  other corporate purposes that have not yet been identified.

In order to permit the Company to be able to satisfy all of its obligations to issue Common Stock pursuant to the possible exercise of outstanding warrants and the possible conversion of Series B Preferred Stock, and to provide the Board with certainty and flexibility to undertake transactions to support the Company’s future business growth, the Board deems it to be in the best interests of the shareholders and the Company to increase the number of authorized shares of Common Stock.

In addition to periodic discussions regarding fund raising opportunities, the Company also engages in periodic discussions with potential acquisition candidates as part of the Company’s business model. If any of these discussions came to a definitive understanding and if this proposal is adopted, it is possible that the Company could use some or all of the newly authorized shares in connection with one or more such transactions subsequent to the increase in the number of authorized shares of Common Stock.  The Company currently has no plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock in connection with one or more such strategic transactions subsequent to the increase in the number of authorized shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE CHARTER AMENDMENT.

If the proposal to approve the Charter Amendment is adopted, the additional authorized shares of Common Stock would become issuable upon the approval of the Board at such times, in such amounts, and upon such terms as the Board may determine, without further approval of the shareholders, unless such approval is expressly required by applicable law, regulatory agencies, or any exchange or quotation service on which the Company’s common stock may then be listed.  Furthermore, current shareholders will have no preemptive rights to purchase additional shares.  Shareholder approval of the Charter Amendment will not, by itself, cause any change in the Company’s capital accounts.  However, any future issuance of additional shares of Common Stock authorized pursuant to this proposal would ultimately result in dilution of existing shareholders’ equity interests.

PROPOSAL THREE

ADVISORY VOTE ON THE APPROVAL OF COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires, among other things, that the Company permit a non-binding advisory vote on the compensation of its named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this Proxy Statement.

We believe that our executive compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. We also believe that levels of compensation received by our senior executive officers are fair, reasonable and within the ranges of compensation paid by comparable companies to similarly situated executives.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies through the following resolution:

“Resolved, that the Company’s stockholders approve the compensation paid to the Company’s named executive officers, as described in the Compensation Discussion and Analysis and compensation tables and narrative disclosure in this Proxy Statement.”

Because the vote is advisory, it will not be binding upon the Company or its Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.  The Board has determined to hold advisory “say-on-pay” votes every year, and the next such advisory vote is expected to occur at the Company’s next annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

CORPORATE GOVERNANCE

Structure. Our business is managed under the direction of our Board and its committees. Our general policy is for all major decisions to be considered by the Board as a whole. The Board performs its oversight function through meetings of its members and its committees. Directors are expected to attend all meetings of the Board and the committees on which they serve, and to devote the time needed to fulfill their responsibilities. During our fiscal year ended June 30, 2013 (“fiscal 2013”), the Board of Directors held 13 meetings. The Audit Committee held 6 meetings, the Compensation Committee held 2 meetings and the Nominating Committee held 2 meetings during fiscal 2013.  The Directors met in Executive Session 3 times. All persons who were directors during fiscal 2013 attended at least 75% of the total of Board meetings and the meetings of committees on which they served.

Each nominee for director is expected to attend the Meeting and also attended the Company’s last annual meeting in person.

Director Independence. Our Board currently has two members from management, Calvin A. Wallen, III, our Chairman, President and Chief Executive Officer, and Jon S. Ross, our Executive Vice President and Secretary, and four non-management directors: Gene C. Howard, Bob L. Clements, David B. Brown and Paul R. Ferretti. The four non-management directors constitute a majority of our Board. The Board has determined that each of its non-management members meets the criteria for independence under the rules of the SEC and the New York Stock Exchange. Because of their management roles, Mr. Wallen and Mr. Ross are not considered independent directors and do not sit on any committees of the Board.

Board Leadership. Under our bylaws, the Board may appoint one of its members as Chairman to preside at meetings of the Board and the shareholders. These functions are separate from the day-to-day management role of the CEO, but may be performed by the same person. Mr. Wallen has served since 1998 as our Chairman of the Board as well as CEO since 1997. The Board believes this leadership structure furthers its oversight objectives and capabilities by taking advantage of Mr. Wallen’s operating experience and perspective in setting priorities and addressing critical issues. Business that comes before the Board is managed more thoroughly and more efficiently through the CEO serving also as Chairman of the Board. Based on these advantages and the strong personal history Mr. Wallen brings to the Board, the Board does not believe any corporate governance benefit would be achieved for the Company or its shareholders by requiring its Chairman to be an independent director.

Risk Management Oversight. Our risk management program is overseen by the full Board as an integral part of its strategic planning to identify and address the operational, financial, personnel, technological and regulatory risks inherent in our business. The independent directors receive periodic updates from senior management to broaden their understanding of our risk identification, management and mitigation strategies. In addition, the Audit Committee meets periodically with management to discuss major financial risk exposures and the steps being taken to monitor and control those exposures. Our management regularly evaluates these controls and updates the Audit Committee on their status and effectiveness. The Audit Committee’s conclusions are periodically reported to the full Board.

Communication. As a general policy, our management speaks for the Company. Members of our Audit Committee meet periodically with our auditors, with and without participation by management and have access to the Company’s independent petroleum engineers. Shareholders or other parties interested in communicating with the non-management directors as a group or with the Board may contact us by writing to Investor Relations Administration at our corporate offices located at 9870 Plano Road, Dallas, Texas 75238 or by using the contact procedures provided on our website, at www.CubicEnergyInc.com.The Board of Directors has delegated responsibility for initial review of shareholder communications to the Company’s Executive Vice President and Secretary. In accordance with the Board’s instructions, the Executive Vice President and Secretary will forward the communication to the director or directors to whom it is addressed, except for communications that are: (1) advertisements or promotional communications; (2) solely related to complaints by vendors or customers with respect to ordinary course of business issues; or (3) clearly unrelated to our business, industry, management or Board or committee matters. In addition, the Executive Vice President and Secretary will make all communications available to each member of the Board, at the Board’s next regularly scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and holders of more than 10% of the common stock to file with the SEC reports of ownership and changes in ownership of common stock. SEC regulations require those directors, executive officers, and greater than 10% stockholders to furnish the Company with copies of all Section 16(a) forms they file. Based on the Company’s review of such reports, the Company believes that all filings were on time during fiscal 2013.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics that applies to its directors, officers and employees. A copy of the Code of Business Conduct and Ethics is available in the “Governance” section on the Company’s website at www.CubicEnergyInc.com.

BOARD COMMITTEES

The Board of Directors had three standing committees during fiscal 2013: the Audit Committee, the Compensation Committee and the Nominating Committee. None of the directors who serve as members of the Audit Committee, the Compensation Committee or the Nominating Committee are employees of the Company. For further information on director nominations, please see “Nominations to the Board of Directors” below.

AUDIT COMMITTEE

The Audit Committee operates under a Charter of the Audit Committee adopted by the Company’s Board of Directors, a copy of which is available in the “Governance” section on the Company’s website at www.CubicEnergyInc.com.

The Audit Committee’s functions include:

•                                    engaging independent registered public accountants and determining their compensation;

•                                    making recommendations to the Board of Directors for reviewing the completed audit and audit report with the independent registered public accountants, the conduct of the audit, significant accounting adjustments, recommendations for improving internal controls, and all other significant findings during the audit;

•                                    meeting with the Company’s management and independent registered public accountants to discuss internal accounting and financial controls, as well as results of operations reviews performed by the independent registered public accountants;

•                                    determining the scope of and authorizing or approving any permitted non-audit services provided by the independent registered public accountants and the compensation for those services; and

•                                    initiating and supervising any special investigation it deems necessary regarding the Company’s accounting and financial policies and controls.

The Audit Committee is composed solely of directors who are not officers or employees of the Company and who, the Company believes, have the requisite financial literacy to serve on the Audit Committee, have no relationship to the Company that might interfere with the exercise of their independent judgment, and meet the standards of independence for members of an audit committee under the rules of the SEC. David B. Brown (Chairman), Gene C. Howard and Bob L. Clements are the current members of the Audit Committee, and were the members of the Audit Committee during fiscal 2013. The Board of Directors, after reviewing all of the relevant facts, circumstances and attributes, has determined that Messrs. Howard and Brown satisfy the requirements of an “audit committee financial expert” on the Audit Committee as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act by the SEC.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Philip Vogel & Co., PC (“Philip Vogel”), independent registered public accountants, served as independent registered public accountants for the Company for the fiscal year ended June 30, 2013, and has reported on the Company’s financial statements.  The Audit Committee is in the process of soliciting proposals from various independent public accountants for the fiscal year ending June 30, 2014.  The Audit Committee has not made a formal decision as to the retention of independent public accountants to audit the Company’s financial statements for the fiscal year ending June 30, 2014.  Representatives from Philip Vogel are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

	July 1, 2012 -	July 1, 2011 -
	June 30, 2013	June 30, 2012
Audit fees	$46,000	$45,000
Audit-related fees	17,300	15,200
Tax fees	10,600	7,000
All other fees	2,200	—
Total	$76,100	$67,200

Audit Fees

Aggregate audit fees billed for professional services rendered by Philip Vogel were $46,000 for the year ended June 30, 2013 and $45,000 for the year ended June 30, 2012. Such fees were primarily for professional services rendered for the audits of our consolidated financial statements during the fiscal years ended June 30, 2013 and 2012.

Audit-Related Fees

Aggregate audit-related fees billed for professional services rendered by Philip Vogel were $17,300 for the year ended June 30, 2013 and $15,200 for the year ended June 30, 2012. Such fees were for limited reviews of our unaudited condensed consolidated interim financial statements.

Tax Fees

Aggregate income tax compliance and related services fees billed for professional services rendered by Philip Vogel were $10,600 for the year ended June 30, 2013 and $7,000 for the year ended June 30, 2012.

All Other Fees

In addition to the fees described above, aggregate fees of $2,200, of which $1700 related to review of acquisition documents and $500 related to attendance at our annual shareholders’ meeting, were billed by Philip Vogel during the year ended June 30, 2013. Philip Vogel did not bill any other fees during the year ended June 30, 2012.

Audit Committee Pre-Approval Policies and Procedures

In accordance with Company policy, any additional audit or non-audit services must be approved in advance. All of the foregoing professional services provided by Philip Vogel during the years ended June 30, 2013 and June 30, 2012 were pre-approved in accordance with the policies of our Audit Committee.

REPORT OF AUDIT COMMITTEE

To the Board of Directors of Cubic Energy, Inc.:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended June 30, 2013.

We have discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 114, “Communication with Audit Committees”, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, by the Independence Standards Board, and have discussed with the independent registered public accountants the independent registered public accountants’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013.

THE AUDIT COMMITTEE

David B. Brown, Chairman

Gene C. Howard

Bob L. Clements

COMPENSATION COMMITTEE

The Compensation Committee operates under a Compensation Committee Charter adopted by the Company’s Board of Directors, a copy of which is available in the “Governance” section on the Company’s website at www.CubicEnergyInc.com.

The Compensation Committee’s functions include:

•                                          establishing and administering the Company’s compensation policies;

•                                          determining, or recommending to the Board, the compensation of the Company’s executive officers;

•                                          administering grants of stock options and shares of Common Stock to the Company’s executive officers and directors; and

•                                          overseeing the administration of other employee benefit plans and fringe benefits paid to or provided for the Company’s officers.

David B. Brown, Gene C. Howard and Paul R. Ferretti are the current members of the Compensation Committee.

NOMINATIONS TO THE BOARD OF DIRECTORS

The Board of Directors has adopted a nominations process that provides for a Corporate Governance and Nominating Committee (the “Nominating Committee”), consisting of the Company’s independent directors. The Nominating Committee, acting by a majority, is authorized to recommend individuals to the Board of Directors for the Board’s selection as director nominees.

The Nominating Committee is responsible for reviewing and interviewing qualified candidates to serve on the Board of Directors, for making recommendations to the full Board for nominations to fill vacancies on the Board, and for selecting the management nominees for the directors to be proposed for election by the Company’s shareholders at each annual meeting. The Nominating Committee has not established specific minimum age, education, experience or skill requirements for potential directors. The Nominating Committee has, however, been authorized by the Board of Directors to take into account all factors they consider appropriate in fulfilling their responsibilities to identify and recommend individuals to the Board as director nominees. These factors may include, without limitation, the following:

•                                          an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

•                                          the size and composition of the Board and the interaction of its members, in each case with respect to the needs of the Company and its shareholders; and

•                                          past preparation for, attendance at, and participation in meetings and other activities of the Board or its committees and overall contributions to the Board and the Company by any individual who has served as a director of the Company.

The Nominating Committee may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company’s current directors and management as well as input from third parties, including executive search firms retained by the Board. The Nominating Committee will obtain background information about candidates, which may include information from directors’ and officers’ questionnaires and background and reference checks, and will then interview qualified candidates. The Company’s other directors will also have an opportunity to meet and interview qualified candidates. The Nominating Committee will then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that a candidate be nominated for election to the Board.

The Nominating Committee will consider qualified nominees recommended by shareholders, who may submit recommendations to the Nominating Committee in care of the Company’s Board of Directors through a written notice as described under “Governance of the Company - Communication” above. To be considered by the Nominating Committee for nomination as a director for election at our next annual meeting, a shareholder nomination: (1) must be submitted by January 13, 2015; (2) must contain a statement by the shareholder that such shareholder holds, and has continuously held for at least a year before the nomination, at least $2,000 in market value or 1% of the shares of Common Stock and that such shareholder will continue to hold at least that number of shares through the date of the annual meeting of shareholders; and (3) must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. Nominees for director who are recommended by the Company’s shareholders will be evaluated in the same manner as any other nominee for director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of the Company’s common stock beneficially owned, as of the Record Date, April 23, 2014, by (i) each person or group known to the Company to beneficially own more than 5% of the Common Stock of the Company, (ii) each director, nominee for director and Named Executive Officer (as defined below), and (iii) all directors and executive officers as a group. As required by the rules under the Securities Exchange Act of 1934, we consider all shares of common stock that can be issued under convertible securities or warrants currently or within 60 days of April 23, 2014 to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but do not consider those securities to be outstanding for computing the percentage ownership of any other person. Each owner’s percentage is calculated by dividing the number of shares beneficially held by that owner by the sum of 77,505,908 and the number of shares that owner has the right to acquire within 60 days.

			Approximate
	Number		Percent of
Name and Address	of Shares		Class (1)
5% Stockholders

Funds managed by Anchorage Capital Group, LLC	74,811,987	(2)	49.1%
610 Broadway, 6th Floor, New York, NY 10012

O-Cap Management	23,939,836	(2)	23.6%
600 Madison Ave., 14th Floor, New York, NY 10022

William L. Bruggeman, Jr.	17,618,071	(3)	22.7%
20 Anemone Circle, North Oaks, MN 55127

Wells Fargo Energy Capital, Inc.	8,918,960	(4)	10.3%
1000 Louisiana 9th Floor, Houston, TX 77002

Named Executive Officers and Directors

Calvin A. Wallen, III	50,879,356	(5)	46.2%
9870 Plano Road, Dallas, TX 75238

Bob L. Clements	1,202,527	(6)	1.6%
9870 Plano Road, Dallas, TX 75238

Gene C. Howard	1,020,180	(7)	1.3%
2402 East 29th St., Tulsa, OK 74114

Jon S. Ross	433,000	(8)	*
9870 Plano Road, Dallas, TX 75238

Paul R. Ferretti	183,507		*
8 Edgewood Road, Yardley, PA 19067

David B. Brown	243,507		*
4823 Ellensburg Drive, Dallas, TX 75244

Larry G. Badgley	288,667	(9)	*
9870 Plano Road, Dallas, TX 75238

All executive officers and directors as a group (8 persons)	54,250,744		69.7%

* Denotes less than one percent

(1)                                 Based on a total of 77,505,908 shares of common stock issued and outstanding on April 23, 2014.

(2)                                 Consists of warrants to purchase shares of common stock. The holders of such warrants also hold Series C Voting Preferred Stock that gives the holders the right to vote the shares subject to such warrants on an “as-converted” basis. The holders of these securities are parties to a voting agreement with Mr. Wallen pursuant to which they have agreed to vote together on certain matters.

(3)                                 Includes 2,734,000 shares held by Diversified Dynamics Corporation, a company controlled by William Bruggeman; and, 14,884,071 shares owned by Mr. and Mrs. Bruggeman, as joint tenants with rights of survivorship.

(4)                                 Includes warrants to purchase 8,500,000 shares and 418,960 shares issuable upon conversion of the 209.4800 shares of Series B Convertible Preferred Stock of the Company. The Series B Convertible Preferred Stock votes with the common stock, on an as-converted basis.

(5)                                 Includes: (a) 16,333,548 shares directly held by Mr. Wallen; (b) 500,000 shares held by Mr. Wallen’s spouse, (c) 674,000 shares held by certain children of Mr. Wallen; (d) 700,000 shares held by Tauren Exploration, Inc., a corporation wholly owned by Mr. Wallen; (e) 3,684,328 shares issuable upon conversion of 1,842.1640 shares of Series B Convertible Preferred Stock of the Company held by Tauren; (f) 24,658,394 shares issuable upon conversion of 12,329.1970 shares of Series B Convertible Preferred Stock of the Company held by Langtry Mineral & Development, LLC, an entity controlled Mr. Wallen; and (g) 4,329,086 shares issuable upon conversion of 2,164.5430 shares of Series B Convertible Preferred Stock of the Company directly held by Mr. Wallen. The Series B Convertible Preferred Stock votes with the common stock, on an as-converted basis.

(6)                                 Includes 390,287 shares held as joint tenants with rights of survivorship.

(7)                                 Includes 322,245 shares are held by Mr. Howard’s spouse, of which Mr. Howard disclaims beneficial ownership.

(8)                                 Includes 6,000 shares held by minor children.

(9)                                 Includes 288,667 shares subject to currently exercisable stock options.

CHANGE IN CONTROL

As previously disclosed, a change in control of the Company may be deemed to have occurred on October 2, 2013.  On that date, the Company entered into a Note Purchase Agreement, pursuant to which the Company issued an aggregate of $66.0 million of senior secured notes due October 2, 2016 (the “Notes”) to certain purchasers.  The Notes bear interest at the rate of 15.5% per annum, in cash, payable quarterly; provided, however, that interest for the first six months following the closing were paid 7.0% per annum in cash and 8.5% per annum in additional Notes.

In connection with the issuance and sale of the Notes, the Company issued certain warrants and shares of Series C Preferred Stock to certain purchasers of the Notes and their affiliates (the “Investors”).  The Company issued warrants exercisable for (a) an aggregate of 65,834,549 shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), at an exercise price of $0.01 per share (the “Class A Warrants”), and (b) an aggregate of 32,917,275 shares of Common Stock, at an exercise price of $0.50 per share (the “Class B Warrants” and together with the Class A Warrants, the “Warrants”).  The Company also issued an aggregate of 98,751.824 shares of Series C Voting Preferred Stock to the Investors.  The holders of the Series C Preferred Stock are entitled to vote, together with holders of Common Stock, as a single class with respect to all matters presented to holders of Common Stock of the Company.  The holders of Series C Preferred Stock are entitled, in the aggregate, to a number of votes equal to the number of shares of Common Stock that would be issuable upon the exercise of all outstanding Warrants on a Full Physical Settlement basis (as defined in the Warrant and Preferred Stock Agreement dated October 2, 2013).

Also on October 2, 2013, the Company entered into and consummated the transactions contemplated by a Conversion and Preferred Stock Purchase Agreement (the “Conversion Agreement”) with Calvin A. Wallen, III, the Company’s Chairman, President and Chief Executive Officer, and Langtry Mineral & Development, LLC, an entity controlled by Mr. Wallen.  Pursuant to the terms of the Conversion Agreement, (a) Langtry was issued 12,047 shares of Series B Preferred Stock, with an aggregate stated value of $12,047,000, in exchange for the cancellation of all of the issued and outstanding shares of Series A Convertible Preferred Stock previously held by Langtry and (b) Mr. Wallen was issued 2,115 shares of Series B Preferred Stock, with an aggregate stated value of $2,115,000, in exchange for the cancellation of a promissory note payable to Mr. Wallen in the principal amount of $2,000,000, plus $114,986 of accrued and unpaid interest.

The Series B Preferred Stock is entitled to dividends at a rate of 9.5% per annum and, subject to certain limitations, is convertible into Common Stock at an initial conversion price of $0.50 per share of Common Stock. The holders of the Series B Preferred Stock are entitled to vote (on an as-converted basis), together with holders of Common Stock, as a single class with respect to all matters presented to holders of Common Stock.

In connection with the foregoing transactions, the Company entered into an Investment Agreement, dated as of October 2, 2013, with the Investors, pursuant to which the Investors have the right to designate three members (subject to adjustment for changes in board size) for election or appointment to the Company’s board of directors and certain information rights, veto rights, pre-emptive rights and sale rights, among others.  The Investors and also entered into a Voting Agreement, dated as of October 2, 2013 (the “Voting Agreement”), pursuant to which Mr. Wallen has agreed to vote shares of voting securities of the Company beneficially owned by him in favor of the Investors’ designees to the board of directors of the Company and with the Investors in connection with certain other matters.

As a result of the foregoing transactions, the Investors and Mr. Wallen, collectively, have beneficial ownership of a majority of the securities of the Company that are entitled to vote, generally, with respect to matters submitted to the holders of the Common Stock.  Accordingly, the Investors and Mr. Wallen may be deemed to have acquired control of the Company.

COMPENSATION DISCUSSION AND ANALYSIS

General. Our Board of Directors has established a Compensation Committee, comprised entirely of independent non-employee directors, with authority to set all forms of compensation of our executive officers. Messrs. Brown, Ferretti and Howard comprise the Compensation Committee, currently. The Compensation Committee has overall responsibility for our executive compensation policies as provided in a written charter adopted by the Board of Directors. The Compensation Committee is empowered to review and approve the annual compensation and compensation procedures for our executives. The Compensation Committee does not delegate any of its functions to others in setting compensation.

When establishing base salaries, cash bonuses and equity grants for each of the executives, the Compensation Committee considers the recommendations of the President and Chief Executive Officer and the Secretary, the executive’s role and contribution to the management team, responsibilities and performance during the past year and future anticipated contributions, corporate performance, and the amount of total compensation paid to executives in similar positions, and performing similar functions, at other companies for which data was available, as provided by third party compensation studies. One such study, published in September 2010 by Salary.com was a blind survey of over 1,000 companies located in the Dallas metropolitan area in the “Energy & Utilities” industry with less than 25 full-time equivalent employees. Another study, published in December 2010, included data from a survey of the following comparable companies: Abraxas Petroleum Corporation, ATP Oil & Gas, Berry Petroleum Company, Canadian Superior Energy, Edge Petroleum and Goodrich Petroleum Corporation.

In addition, during fiscal 2011, a study was done of the compensation practices of GMX Resources, Inc. (approximately twice the market cap of the Company at the time of the study) and of NGAS Resources, Inc. (approximately one-half the market cap of the Company at the time of the study). These studies were used to corroborate the compensation levels for each of the officers.

The Compensation Committee relies upon its judgment in making compensation decisions, after reviewing the Company’s performance and evaluating each executive’s performance during the year. The Committee generally does not adhere to formulas or necessarily react to short-term changes in business performance in determining the amount and mix of compensation elements. We incorporate flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment.

Executive Officers

Name	Age	Position(s) Held with Cubic	Officer Since
Calvin A. Wallen, III*	59	Chairman of the Board, President and Chief Executive Officer	1997

Scott M. Pinsonnault	43	Senior Vice President and Chief Financial Officer	2014

Jon S. Ross*	50	Corporate Secretary and Director	1998

Larry G. Badgley	57	Vice President, Finance and Compliance	2008

*See Mr. Wallen and Mr. Ross’s biographies above.

SCOTT M. PINSONNAULT became the Company’s Chief Financial Officer and Senior Vice President in March 2014.  From September 2012 through March 2014, Mr. Pinsonnault was a Director with Deloitte Financial Advisory Services, now known as Deloitte Business Transaction Analytics.  While at Deloitte, his duties included serving as a financial and restructuring advisor, expert witness, interim officer and manager, and turnaround manager.  From October 2011 through August 2012, he served as Vice President of SFC Energy Partners, a $1 billion upstream oil and gas private equity fund based in Denver, Colorado.  While at SFC Energy Partners, he sourced and originated upstream oil and gas investments.  From February 2011 through October 2011, he served as Managing Director of Project Finance for Unicredit Bank AG, a German and Italian bank with its US headquarters in New York, New York.  While at Unicredit Bank, his duties included originating and managing upstream oil and gas reserve-based loan and other project finance transactions.  From January 2009 through February 2011, he was a Director with Bridge Associates, LLC, a professional services firm.  While there, his duties included serving as a financial and restructuring advisor, expert witness, interim officer and manager, and turnaround manager.  Mr. Pinsonnault received a B.S. in Geology from St. Lawrence University, an M.S. in Geology and Geophysics from Texas A&M University; and an M.B.A in Finance and Management from Tulane University.

LARRY G. BADGLEY is the Company’s Vice President of Finance and Compliance. Mr. Badgley joined the Company in August 2008, as a consultant, and served as Chief Financial Officer from October 2008 through March 2014. Prior to joining the Company, from October 2005 through September 2006, Mr. Badgley served as Managing Director of BridgePoint Consulting, a provider of CFO services to venture capital-backed and early stage companies. In that capacity, Mr. Badgley was primarily responsible for strategic planning for growth companies. From July 1998 through October 2005, Mr. Badgley served as Director of Accounting and Finance for Jefferson Wells International, an international professional services firm. Prior to that time, Mr. Badgley served as Chief Operating Officer and Chief Financial Officer of a privately held national sign manufacturer until its sale in July 1998. Mr. Badgley received a BBA in Finance from Hardin-Simmons University and is a Certified Public Accountant.

Compensation Philosophy. The Compensation Committee’s compensation philosophy is to reward executive officers for the achievement of short and long-term corporate objectives and for individual performance. The objective of this philosophy is to provide a balance between short-term goals and long-term priorities to achieve immediate objectives while also focusing on increasing stockholder value over the long term. Also, to ensure that we are strategically and competitively positioned for the future, the Compensation Committee has the discretion to attribute significant weight to other factors in determining executive compensation, such as maintaining competitiveness, pursuing growth opportunities and achieving other long-range business and operating objectives. The level of compensation should also allow us to attract, motivate, and retain talented executive officers who contribute to our long-term success. The compensation of our President and Chief Executive Officer and other executive officers is comprised of cash compensation and long-term incentive compensation in the form of base salary, discretionary bonuses and stock awards.

Executive Compensation Components. Our total compensation for the named executive officers consisted of:

•                  base salary,

•                  bonuses and

•                  long-term incentives in the form of options and common stock awards.

The Compensation Committee believes that each of these components is necessary to achieve our objective of retaining highly qualified executives and motivating the named executive officers to maximize shareholder return.

In setting fiscal 2013 compensation, the Compensation Committee considered the specific factors discussed below:

Base Salary. In setting the executive officers’ base salaries, the Compensation Committee considers the achievement of corporate objectives as well as individual performance. Because the Compensation Committee believes that executive compensation should be viewed in terms of a balanced combination of cash compensation (i.e., base salaries and bonuses) and long-term incentive (i.e., grants of stock and options), base salaries were targeted to approximate the low end of the range of base salaries paid to executives of similar companies for each position. To ensure that each executive is paid appropriately, the Compensation Committee considers the executive’s level of responsibility, prior experience, overall knowledge, contribution to business results, existing equity holdings, executive pay for similar positions in other companies, and executive pay within our company.

The base salaries paid to our Named Executive Officers during fiscal 2013 are set forth below in the Summary Compensation Table. There were no increases in executive officers base salaries during fiscal 2013.

Discretionary Bonuses. Executive bonuses are intended to link executive compensation with the attainment of Company goals. The actual payment of bonuses is primarily dependent upon the extent to which these Company-wide objectives are achieved in light of liquidity constraints. Determination of executive bonus amounts is not made in accordance with a strict formula, but rather is based on objective data combined with competitive ranges and internal policies and practices, including an overall review of both individual and corporate performance. No bonuses were paid to our named executive officers during fiscal 2013, 2012 or 2011. The President and Chief Executive Officer has the discretion to recommend to the Compensation bonuses for all executive officers, but any bonus amounts must be approved by the Compensation Committee.

Long-Term Incentives. On December 29, 2005, the stockholders of the Company approved the Plan under which our executive officers may be, among other forms of compensation, compensated through grants of shares of Common Stock and/or grants of options to purchase shares of Common Stock. The Compensation Committee approves Plan grants that provide additional incentives and align the executives’ long-term interests with those of the stockholders of the Company by tying executive compensation to the long-term performance of the Company’s stock price. Annual equity grants for our executives are typically approved in January, but there have been no equity grants during the last three fiscal years.

The Compensation Committee recommends equity to be granted to an executive with respect to shares of Common Stock based on the following principal elements including, but not limited to:

•                  President and Chief Executive Officer’s and Executive Vice President and Secretary’s recommendations;

•                  Management role and contribution to the management team;

•                  Job responsibilities and past performance;

•                  Future anticipated contributions;

•                  Corporate performance; and

•                  Existing equity holdings.

Determination of equity grant amounts is not made in accordance with a formula, but rather is based on objective data combined with competitive ranges, past internal policies and practices and an overall review of both individual and corporate performance. Equity grants may also be made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility. The Compensation Committee believes annual equity grants more closely align the long-term interests of executives with those of stockholders and assist in the retention of key executives. As such, these grants comprise the Company’s principal long-term incentive to executives.

The following table shows the components of executive compensation for the fiscal years ended June 30, 2013, 2012 and 2011, expressed as percentages of total compensation for our Named Executive Officers.

		Percentage of Total Compensation
Name and	Fiscal			Option	All Other
Principal Position	Year	Salary	Bonus	Awards	Compensation	Total
Calvin A. Wallen, III	2013	97.0%	0.0%	0.0%	3.0%	100.0%
Chairman of the Board,	2012	97.2%	0.0%	0.0%	2.8%	100.0%
President and Chief Executive Officer	2011	97.1%	0.0%	0.0%	2.9%	100.0%

Larry G. Badgley	2013	96.3%	0.0%	0.0%	3.7%	100.0%
Chief Financial Officer	2012	96.6%	0.0%	0.0%	3.4%	100.0%
	2011	59.8%	0.0%	38.0%	2.3%	100.0%

Jon S. Ross	2013	96.0%	0.0%	0.0%	4.0%	100.0%
Secretary and Director	2012	96.3%	0.0%	0.0%	3.7%	100.0%
	2011	96.2%	0.0%	0.0%	3.8%	100.0%

OTHER COMPENSATION POLICIES AFFECTING THE EXECUTIVE OFFICERS

Stock Ownership Requirements. The Compensation Committee does not maintain a policy relating to stock ownership guidelines or requirements for our executive officers because the Compensation Committee does not feel that it is necessary to impose such a policy on our executive officers. If circumstances change, the Compensation Committee will review whether such a policy is appropriate for executive officers.

Employment Agreements. On February 29, 2008, the Company entered into employment agreements with its President and Chief Executive Officer, Calvin A. Wallen, III, and Executive Vice President and Secretary, Jon S. Ross. During fiscal 2013, the agreement with Mr. Wallen provided for a base salary of $200,000 per year, while the agreement with Mr. Ross provided for a base salary of $150,000 per year. The other terms and conditions of the agreements are substantially consistent. Following the end of fiscal 2013, these agreements were amended to increase Mr. Wallen’s base salary to $400,000 and Mr. Ross’ base salary to $300,000.

Both agreements provide for a term of employment of 36 months, which term is automatically extended by one additional month upon the expiration of each month during the term; provided, that the Company may terminate subsequent one-month extensions at any time. Each agreement is subject to early termination by the Company in the event that the employee dies, becomes totally disabled or commits an act constituting “Just Cause” under the agreement. The agreements provide that Just Cause includes, among other things, the conviction of certain crimes, habitual neglect of his duties to the Company or other material breaches by the employee of the agreement. Each agreement also provides that the employee shall be permitted to terminate his employment upon the occurrence of “Good Reason,” as defined in the agreement. The agreements provide that Good Reason includes, among other things, a material diminution in the employee’s authority, duties, responsibilities or salary, or the relocation of the Company’s principal offices by more than 50 miles. If the employee’s employment is terminated by (a) the Company other than due to the employee’s death, disability or Just Cause, or (b) the employee for Good Reason, then the Company is required to pay all remaining salary through the end of the then-current term. The foregoing severance payment is subject to reduction under certain conditions.

On March 24, 2014, the Company entered into an employment agreement with its current Chief Financial Officer and Senior Vice President, Scott M. Pinsonnault.  The agreement provides for a base salary of $325,000, on an annual basis, and a term of employment of three years.  The agreement also provides for commencement payments in the aggregate amount of $187,500, as well as eligibility for certain bonuses and incentive compensation.  The agreement also provides for a monthly medical expense reimbursement of $1,500.  The agreement is subject to early termination by the Company in the event that Mr. Pinsonnault dies, becomes disabled or commits an act constituting “Cause,” as defined in the agreement.  If Mr. Pinsonnault’s employment is terminated prior to the end of the term by the Company, other than due to Mr. Pinsonnault’s death, disability or Cause, then the Company is required to pay all remaining base salary through the end of the term.

The following table sets forth the estimated amounts that would be payable to each of the Named Executive Officers upon a termination under the scenarios outlined above, excluding termination for Just Cause or on account of death or disability, assuming that such termination occurred on June 30, 2013. There can be no assurance that these scenarios would produce the same or similar results as those disclosed if a termination occurs in the future.

Without Just Cause/	Severance
For Good Reason	Payment	Total
Calvin A. Wallen, III	$600,000	$600,000

Jon S. Ross	$450,000	$450,000

Tax Considerations

Section 162(m) disallows a federal income tax deduction to publicly held companies for certain compensation paid to our Named Executive Officers to the extent that compensation exceeds $1 million per executive officer covered by Section 162(m) in any fiscal year. The limitation applies only to compensation that is not considered “performance based” as defined in the Section 162(m) rules. In designing our compensation programs, the Compensation Committee considers the effect of Section 162(m) together with other factors relevant to our business needs. We have historically taken, and intend to continue taking, appropriate actions, to the extent we believe desirable, to preserve the deductibility of annual incentive and long-term performance awards. However, the Compensation Committee has not adopted a policy that all compensation paid must be tax-deductible and qualified under Section 162(m). We believe that the fiscal 2013 compensation paid to the individual executive officers covered by Section 162(m) did not exceed the Section 162(m) limit and is fully deductible under Section 162(m).

Chief Executive Officer Compensation

Mr. Wallen received $191,667 in base salary during fiscal 2013. During fiscal 2012, Mr. Wallen received an amount slightly in excess of the base salary provided in his employment agreement, due to the timing of payroll dates during fiscal 2012.  The excess amount received by Mr. Wallen during fiscal 2012 resulted in him receiving a reduction in base salary during fiscal 2013 in an equal amount.  Mr. Wallen received no Common Stock awards during fiscal 2013.

Chief Financial Officer Compensation

Mr. Badgley’s salary was established at $163,800 per year, plus a $500 per month health insurance subsidy during fiscal 2013. Mr. Badgley’s prior employment agreement also provided for the grant of options for the purchase of an aggregate of 288,667 shares of Common Stock.

SUMMARY COMPENSATION TABLE

The following table shows information regarding the compensation earned during the fiscal years ended June 30, 2013, 2012 and 2011 by our Chief Executive Officer, our Chief Financial Officer, and our other most highly compensated executive officer who was employed by us as of June 30, 2013 and whose total compensation exceeded $100,000 during the most recent fiscal year (the “Named Executive Officers”):

Name and	Fiscal	Option			All Other
Principal Position	Year	Salary	Bonus	Awards	Compensation (1)	Total
Calvin A. Wallen, III	2013	$191,667	$—	$—	$6,000	$197,667
Chairman of the Board,	2012	$208,333	$—	$—	$6,000	$214,333
President and Chief Executive Officer	2011	$200,000	$—	$—	$6,000	$206,000

Larry G. Badgley	2013	$156,975	$—	$—	$6,000	$162,975
Chief Financial Officer (2)	2012	$170,625	$—	$—	$6,000	$176,625
	2011	$159,100	$—	$100,997	$6,000	$266,097

Jon S. Ross	2013	$143,750	$—	$—	$6,000	$149,750
Secretary and Director	2012	$156,250	$—	$—	$6,000	$162,250
	2011	$150,000	$—	$—	$6,000	$156,000

FISCAL 2013 GRANTS OF PLAN-BASED AWARDS

No grants of any plan-based awards were made to our executive officers during fiscal 2013.

Stock Grants

On January 24, 2013, the Company paid cash of $13,000 and issued 72,500 shares of common stock to four non-employee directors of the Company pursuant to the Plan.  As of such date, the aggregate market value of the common stock granted was $15,225 based on the last sale price ($0.21 per share) on January 24, 2013, on the NYSE - MKT of the Company’s common stock. Such amount was expensed upon issuance to compensation expense.

On April 4, 2013, the Company paid cash of $13,000 and issued 72,500 shares of common stock to four non-employee directors of the Company pursuant to the Plan.  As of such date, the aggregate market value of the common stock granted was $19,213 based on the last sale price ($0.265 per share) on April 4, 2013, on the NYSE-MKT of the Company’s common stock. Such amount was expensed upon issuance to compensation expense.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table set forth certain information, as of June 30, 2013, regarding stock option grants by the Company:

		Weighted-average	Weighted-average	Aggregate
		exercise price per	remaining contractual	intrinsic
	Number of shares	share	term (years)	value

Outstanding, June 30, 2013	288,667	$1.20	2.25
Options granted	—	—
Options exercised	—	—
Options forfeited/expired	—	—

Outstanding, June 30, 2013	288,667	1.20	2.25	$—

Exercisable, June 30, 2013	288,667	$1.20	2.25	$—

OPTION EXERCISES AND STOCK VESTING

No stock options were exercised or stock grants to our executive officers vested at any time during fiscal 2013.

INFORMATION RELATED TO STOCK-BASED COMPENSATION

The Company accounts for its stock-based employee compensation plans pursuant to FASB ASC Topic 718-Stock Compensation. ASC Topic 718 requires all share-based payments to employees, including grants of employee stock options, to be recognized in our consolidated statements of operations based on their estimated fair values. We recognize expense on a straight-line basis over the vesting period of the option.

PENSION BENEFITS AND NON-QUALIFIED DEFINED CONTRIBUTION PLANS

The Company does not sponsor any qualified or non-qualified defined benefit plans or non-qualified defined contribution plans. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to adopt qualified or non-qualified defined benefit or non-qualified defined contribution plans if the Compensation Committee determines that doing so is in our best interests.

NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2013

Our philosophy in determining director compensation is to align compensation with the long-term interests of the stockholders, adequately compensate the directors for their time and effort, and establish an overall compensation package that will attract and retain qualified directors. In determining overall director compensation, we seek to strike the right balance between the cash and stock components of director compensation. The Board’s policy is that the directors should hold equity ownership in the Company and that a portion of the director fees should consist of Company equity in the form of stock grants.

Our director and committee compensation changed during fiscal 2013 from what it was in fiscal 2012, and it changed from fiscal 2012 compared to fiscal 2011. During the second two quarters in fiscal 2013, each non-employee director and committee member of the Company received cash and equity compensation as follows:

•                  $4,000 each calendar quarter for service as a Director, with the Chair/Financial Expert of the Audit Committee receiving an additional $1000 each quarter: and

•                  A stock grant of 10,000 common shares each quarter for director service; Audit Committee members receiving an additional stock grant of 5,000 common shares each quarter with the Chair/Financial Expert receiving a stock grant total of 7,500 common shares each quarter; Compensation Committee members receiving an additional stock grant of 2,500 common shares each quarter; and Nominating Committee members receiving an additional stock grant of 2,500 common shares each quarter.

During the first two fiscal quarters in 2013, each non-employee director and committee member of the Company received cash and equity compensation as follows:

•                  $1,000 for each board or committee meeting attended in person and $500 when attended via teleconference, not to exceed $1,000 in any one day; and

•                  Stock grants of: 40,000 shares of common stock for service on the Board of Directors; 20,000 shares of common stock for service on the Audit Committee; and, 10,000 shares of common stock for service on the Compensation Committee and/or the Nominating Committee. The Audit Committee Chair/Financial Expert received an additional 10,000 shares of common stock.

The following table sets forth the cash and other compensation paid to the non-employee members of our Board of Directors in fiscal 2013.

	Fees Earned
	or Paid in	Stock
Name	Cash	Awards (1)	Total
Gene C. Howard	$13,500	$9,500	$23,000
Bob L. Clements	13,500	8,313	21,813
David B. Brown	15,500	9,500	25,000
Paul R. Ferretti	12,500	7,125	19,625
Totals	$55,000	$34,438	$89,438

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective January 1, 2002, the Company’s principal executive and administrative offices are located at 9870 Plano Road, Dallas, Texas, in offices that are owned by an affiliate that is controlled by Mr. Wallen. From July 1, 2010 through December 31, 2010 the offices were leased on a month-to-month basis for an average monthly amount charged to the Company of $2,229, which was the same amount per month charged during all of fiscal 2010 and 2009.  Effective, January 1, 2011, the Company signed a 2 year lease that charges the Company a monthly fee of $8,000 per month. Effective, January 1, 2013, the Company signed a 9 month lease extension that charges the Company a monthly fee of $8,000 per month. The Company believes that there is other appropriate space available in the event the Company should terminate its current leasing arrangement, though the Company believes the monthly rental fee would likely exceed $8,000 per month.

Tauren Exploration, Inc., an affiliate of Mr. Wallen (“Tauren”), owns a working interest in the wells in which the Company owns a working interest during fiscal 2013. For fiscal 2013 the Company owed $6,166 to Tauren, for fiscal 2012 Tauren owed the Company $2,730 and the Company owed $14,537 to Tauren for miscellaneous general and administrative expenses and royalties for fiscal 2011. Tauren owed the Company $38,756, $1,551 and $5,127 for royalties paid by a third-party operator for fiscal year 2013, 2012 and 2011, respectively.

In addition, certain of the Company’s working interests are operated by an affiliated company, Fossil Operating, Inc. (“Fossil”), which is owned 100% by the Company’s President and Chief Executive Officer, Calvin A. Wallen III. At the end of fiscal years 2013, 2012 and 2011, the Company owed Fossil $27,949, $56,123 and $43,143, respectively, for drilling costs and lease and operating expenses, and was owed by Fossil $28,897, $22,770 and $80,674, respectively, for oil and gas sales.

In addition, during fiscal 2013, 2012 and 2011, certain wells in which the Company owns a working interest were operated by Fossil.  In consideration for Fossil serving as operator and to satisfy the Company’s working interest obligations related to drilling costs and lease operating expenses, Cubic paid to Fossil an aggregate of $439,874, $493,188 and $1,250,430 during fiscal 2013, 2012 and 2011, respectively; and Fossil paid Cubic an aggregate of $252,532, $344,383 and $131,573 during fiscal 2013, 2012 and 2011, respectively for oil and gas sales.

On November 24, 2009, the Company entered into transactions with Tauren and Langtry Mineral & Development, LLC (“Langtry”), both of which are entities controlled by Calvin Wallen III, the Chief Executive Officer of the Company, under which the Company acquired $30,952,810 in pre-paid drilling credits (the “Drilling Credits”) applicable towards the development of its Haynesville Shale rights in Northwest Louisiana. The Company expected to use the Drilling Credits to fund $30,952,810 of its share of the drilling and completion costs for those horizontal Haynesville Shale wells drilled in sections previously operated by an affiliate of the Company, which are now operated by a third party. As consideration for the Drilling Credits, the Company, (a) has conveyed to Tauren a net overriding royalty interest of approximately 2% in its leasehold rights below the Taylor Sand formation of the Cotton Valley and (b) has issued to Langtry 10,350,000 Company common shares and preferred stock in the amount of $10,350,000, convertible into Company common shares at $1.20 per common share, with a five year conversion term. The preferred stock is entitled to cumulative dividends equal to 8% per annum, payable quarterly, which dividends may be paid in cash or in additional shares of preferred stock, in the Company’s discretion. As of June 30, 2013, the Company issued preferred stock in the amount of 118,113 in lieu of cash dividends. The preferred stock may be redeemed by the Company at any time, at a redemption price equal to 20% over the original issue price. The consideration described above was determined based upon negotiations between Tauren and a Special Committee of the Company’s directors, excluding Mr. Wallen.

On October 2, 2013, Langtry was issued 12,047 shares of Series B Convertible Preferred Stock, with an aggregate stated value of $12,047,000, in exchange for the cancellation of all of the issued and outstanding shares of Series A Convertible Preferred Stock held by Langtry.

On December 18, 2009, the Company issued a subordinated promissory note payable to Mr. Wallen, in the principal amount of $2,000,000 (the “Wallen Note”). This note bore interest at the prime rate plus one percent (1%), and originally provided for interest payable monthly.  The outstanding principal balance was originally payable on September 30, 2012 and was subordinated to the indebtedness under the Amended Credit Agreement. The proceeds of this note were used to repay prior indebtedness of the Company. As part of the transactions consummated on October 2, 2013, Mr. Wallen was issued 2,115 shares of Series B Convertible Preferred Stock, with an aggregate stated value of $2,115,000, in exchange for the cancellation of the Wallen Note, which included $114,986 of accrued and unpaid interest.  In addition, in order to pay certain deposits in connection with the purchase of assets from Gastar Exploration, Texas, LP., Mr. Wallen, through an affiliate, advanced $2,000,000 to the Company, which advances were repaid on October 2, 2013.  Also as part of those transactions, Tauren sold certain working interests in its Northwest Louisiana acreage to the Company for $6,000,000, which was paid in Series B Convertible Preferred Stock with an aggregate stated value of $2,000,000, plus $4,000,000 in cash.

It is the Company’s policy that any transactions between us and related parties will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested members of our Board of Directors.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC’s website at http://www.sec.gov.

FORM 10-K

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K/A FOR THE FISCAL YEAR ENDED JUNE 30, 2013, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-K/A. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-K/A AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE SECRETARY OF CUBIC ENERGY, INC., 9870 PLANO ROAD, DALLAS, TEXAS 75238. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF APRIL 23, 2014, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2014 MEETING. THE FORM 10-K IS ALSO AVAILABLE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT WWW.SEC.GOV .

OTHER MATTERS

The Board of Directors knows of no business other than that set forth above to be transacted at the Meeting. If other matters requiring a vote of the shareholders arise, the persons designated as proxies will vote the shares represented by the proxies in accordance with their best judgment and Rule 14a-4 under the Exchange Act.

It is important that your Shares be represented at the Meeting, regardless of the number of Shares you hold and whether you intend to attend the Meeting in person. You are therefore urged to complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the postage paid envelope which has been enclosed, or to otherwise vote pursuant to the instructions on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS OF
CUBIC ENERGY, INC.

CALVIN A. WALLEN, III
President

Dallas, Texas
May 13, 2014

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0000214538_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Calvin A. Wallen III 02 Gene C. Howard 03 Bob L. Clements 04 Jon S. Ross 05 David B. Brown 06 Paul R. Ferretti CUBIC ENERGY, INC. 9870 PLANO ROAD DALLAS, TX 75238 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time June 5, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time June 5, 2014. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 The approval of an amendment to the Company's Amended and Restated Certificate of Formation. 3 The approval, on a non-binding advisory basis, of the compensation of the named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000214538_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, 10Q December 31, 2013 is/are available at www.proxyvote.com . PROXY CARD FOR ANNUAL MEETING OF SHAREHOLDERS OF CUBIC ENERGY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints CALVIN A. WALLEN, III and JON S. ROSS, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Doubletree by Hilton Hotel Dallas-Campbell Centre, Skyline Ballroom, 8250 North Central Expressway, Dallas, Texas 75206, on June 6, 2014, at 10:00 a.m. CT, and at any adjournments thereof. This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are authorized, in their discretion, to vote the matter. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE AND PROPOSALS 2 AND 3. Continued and to be signed on reverse side